Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Hyperfine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees Previously Paid	Equity	Class A common stock, par value $0.0001 per share	457(c)	42,263,946(2)	$5.88	(3)	$248,512,002.48	(3)	$0.0000927	$23,037.07

Fees Previously Paid	Equity	Class B common stock, par value $0.0001 per share	457(i)	15,055,2884)	—		—		—	—	(5)

Total Offering Amount							$248,512,002.48			$23,037.07

Total Fees Previously Paid										$23,037.07	(6)

Total Fee Offsets										—

Net Fee Due										$0.00

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), Hyperfine, Inc. (the “Registrant”) is also registering an indeterminate number of additional shares of Class A common stock, par value $0.0001 per share, of the Registrant (“Class A common stock”) and Class B common stock, par value $0.0001 per share, of the Registrant (“Class B common stock”) that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Represents 42,263,946 shares of Class A common stock, registered for sale by the selling securityholders named in this registration statement (the “Selling Securityholders”).

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $5.88, which is the average of the high and low prices of the Class A common stock on January 18, 2022 on The Nasdaq Stock Market (the “Nasdaq”) (such date being within five business days prior to the date that the original registration statement was filed with the SEC on January 24, 2022).

(4)	Represents the potential resale of 15,055,288 shares of Class B common stock held by the Selling Securityholders, which are convertible into 15,055,288 shares of Class A common stock.

(5)

In accordance with Rule 457(i), the entire registration fee for the Class B common stock is allocated to the shares of Class A common stock into which the Class B common stock are convertible, and no separate fee is payable for the Class B common stock.

(6)	On January 24, 2022, the Registrant paid $23,037.07 in connection with the original registration statement relating to the total proposed maximum offering price of $248,512,002.48.